                                                                 EXHIBIT 2.k.(v)

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                             FUND EXPENSE AGREEMENT

                                     Among

                           CNET INVESTMENTS II, INC.,

                             GOLDMAN, SACHS & CO.,

                             SALOMON SMITH BARNEY,

                           THE CHASE MANHATTAN BANK,
                          for Itself and Its Affiliate

                                       and

                  NBCi AUTOMATIC COMMON EXCHANGE SECURITY TRUST

                          -----------------------------

                          Dated as of February __ 2000

                          -----------------------------


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                               TABLE OF CONTENTS

                                                                                  Page
                                                                                  ----

                                    ARTICLE I

                          DEFINITIONS; INTERPRETATION
Section 1.1. Defined Terms..........................................................1
Section 1.2. Interpretation.........................................................2

                                   ARTICLE II

                  PAYMENTS BY THE SELLER AND THE UNDERWRITERS

Section 2.1. Agreement to Pay Up-Front Fees and Expenses............................2
Section 2.2. Agreement to Pay Additional Expenses...................................3
Section 2.3. Condition to Payments..................................................3

                                   ARTICLE III

                   CERTAIN AGREEMENTS OF THE SERVICE PROVIDER

Section 3.1. Statements and Reports.................................................4
Section 3.2. Trust Termination; Refund of Unused Expense Funds......................4
Section 3.3. Termination of Administration Agreement................................4
Section 3.4. Amendments.............................................................4
Section 3.5. Payment to ChaseMellon Shareholder Services, L.L.C.....................5

                                   ARTICLE IV

                                 MISCELLANEOUS

Section 4.1. Term of Contract.......................................................5
Section 4.2. No Assumption of Liability.............................................5
Section 4.3. Notice.................................................................5
Section 4.4. Governing Law; Severability............................................5
Section 4.5. Entire Agreement.......................................................6
Section 4.6. Amendments; Waivers....................................................6
Section 4.7. Non-Assignability......................................................6
Section 4.8. No Third Party Rights; Successors and Assigns..........................6
Section 4.9. Counterparts...........................................................6

                             FUND EXPENSE AGREEMENT


     FUND EXPENSE AGREEMENT, dated as of February __, 2000, among CNET Investments II, Inc. (the "Seller"), Goldman, Sachs & Co. ("Goldman Sachs"), Salomon Smith Barney ("Salomon Smith Barney", and together with Goldman Sachs, the Underwriters), The Chase Manhattan Bank (the "Service Provider"), for itself in its capacities as Administrator, Custodian and Collateral Agent and for its affiliate, ChaseMellon Shareholder Services, L.L.C., in its capacity as Paying Agent for NBCi Automatic Common Exchange Security Trust, a trust organized under the laws of the State of New York under and by virtue of an Amended and Restated Trust Agreement, dated as of February __, 2000 (such trust and the trustees thereof acting in their capacity as such being referred to in this Agreement as the "Trust"), and the Trust.


                                   WITNESSETH:

     WHEREAS, the Trust is a trust organized under the laws of the State of New York under and by virtue of the Amended and Restated Trust Agreement, dated as of February __, 2000 (the "Trust Agreement"); and



     WHEREAS, the Seller and the Underwriters desire to make provision for the payment of certain initial and on-going expenses of the Trust;


     NOW, THEREFORE, the parties to this Agreement, intending to be bound, agree as follows:

                                    ARTICLE I

                           DEFINITIONS; INTERPRETATION

     Section 1.1. Defined Terms.

     (a) Capitalized terms used and not otherwise defined in this Agreement have the respective meanings specified in the Trust Agreement.

     (b) As used in this Agreement, the following terms have the following meanings:

          "Additional Expense" means the Ordinary Expense the incurrence of which will require the Service Provider to provide the Additional Expense Notice pursuant to Section 2.2(a) and any Ordinary Expense incurred thereafter.

          "Additional Expense Notice" has the meaning specified in Section
     2.2(a).

          "Agreement" means this Fund Expense and Indemnity Agreement.

          "Goldman Sachs" has the meaning specified in the preamble to this Agreement.

          "Ordinary Expense" of the Trust means any expense of the Trust other than any expense of the Trust arising under Section 3.4 of the Administration Agreement, Section 3.5 or 3.6 of the Custodian Agreement,
     Section 5.6 of the Paying Agent Agreement or Section 7.6 of the Trust Agreement.


          "Salomon Smith Barney" has the meaning specified in the preamble to this Agreement.

          "Seller" has the meaning specified in the preamble to this Agreement.

          "Service Provider" has the meaning specified in the preamble to this Agreement.

          "Trust" has the meaning specified in the preamble to this Agreement.

          "Trust Agreement" has the meaning specified in the recitals to this Agreement.


          "Underwriters" has the meaning specified in the preamble to this Agreement.


          "Up-Front Fee Amount" means the amount set forth as such on Schedule I hereto payable as a one-time payment to the Service Provider in respect of its services, as Administrator, Custodian and Collateral Agent, and those of ChaseMellon Shareholder Services, L.L.C., as Paying Agent, for the entire term of the Trust.

          "Up-Front Expense Amount" means the amount set forth as such on
     Schedule I hereto payable as a one-time payment to the Service Provider in respect of Ordinary Expenses anticipated to be incurred by the Administrator on behalf of the Trust, pursuant to the Administration Agreement, during the term of the Trust.

     Section 1.2. Interpretation.

     (a) When a reference is made in this Agreement to Articles, Sections, Exhibits or Schedules, such reference is to Articles or Sections of, or Exhibits or Schedules to, this Agreement unless otherwise indicated.

     (b) The table of contents and headings contained in this Agreement are for reference purposes only and are not part of this Agreement, and shall not be deemed to limit or otherwise affect any of the provisions of this Agreement.

     (c) Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation".

     (d) Any reference to any statute, regulation or agreement is a reference to such statute, regulation or agreement as supplemented or amended from time to time.

                                   ARTICLE II

                             PAYMENTS BY THE SELLER


     Section 2.1. Agreement to Pay Up-Front Fees and Expenses. The Seller and the Underwriters agree to pay or cause to be paid to the Service Provider in Federal (immediately available) funds at the First Time of Delivery respective proportional shares of the Up-Front Fee Amount and the Up-Front Expense Amount as set forth in the following table:



---------------------------------------------
                         Proportional Share
                         ------------------
---------------------------------------------
The Seller                    50%
---------------------------------------------
The Underwriters              50%
---------------------------------------------

     Section 2.2. Agreement to Pay Additional Expenses.


     (a) Before incurring on behalf of the Trust any Ordinary Expense that, together with all prior Ordinary Expenses incurred by the Administrator on behalf of the Trust, would cause the aggregate amount of Ordinary Expenses of the Trust to exceed the Up-Front Expense Amount, the Administrator shall provide to the Seller and the Underwriters (i) prompt written notice (the "Additional Expense Notice") to the effect that the aggregate amount of Ordinary Expenses of the Trust will exceed the Up-Front Expense Amount, and (ii) an accounting, in such detail as shall be reasonably acceptable to Goldman Sachs, for itself and for the Seller and Salomon Smith Barney, of all Ordinary Expenses incurred on behalf of the Trust through the date of the Additional Expense Notice.



     (b) From and after the date of the Additional Expense Notice, the Service Provider agrees that it will not, without the prior written consent of Goldman Sachs, for the Seller and the Underwriters, incur on behalf of the Trust (i) any single expense in excess of $1,000 or (ii) in any calendar period, expenses aggregating in excess of $3,000. Subject to the foregoing, the Service Provider shall give notice to the Seller in writing promptly after incurring any Additional Expense. Such notice shall be accompanied by any demand, bill, invoice or other similar document or true and complete copies thereof in respect of such Additional Expense.



     (c) Subject to the first sentence of Section 2.2(b), the Seller and the Underwriters agree, severally in the respective proportional shares as set forth in the table in Section 2.2(a), but not jointly agrees to pay to the Service Provider from time to time the amount of any Additional Expense. The Seller and the Underwriters shall pay any such Additional Expense in Federal (immediately available) funds by the later of (i) five Business Days after the receipt by the Seller and the Underwriters from the Service Provider of notice of the incurrence of such Additional Expense, or (ii) the due date for the payment of such Additional Expense. Goldman Sachs may, at its sole discretion, elect to pay such additional Expense in the first instance, for the Seller and the Underwriters, and if Goldman Sachs so elects, the Seller and the Underwriters agree to reimburse Goldman Sachs for their respective proportional share thereof as set forth in Section 2.2 (a).



     (d) Goldman Sachs may for the Seller and for the Underwriters contest in good faith the reasonableness of any Additional Expense and Goldman Sachs and The Trust shall attempt in good faith to resolve amicably the disagreement; provided that if the parties cannot resolve the dispute by the due date specified in Section 2.2(c) with respect to such Additional Expense, then subject to the first sentence of Section 2.2(b), the Seller and the Underwriters shall pay their respective proportional amounts as set forth in the table in
Section 2.2(a). shall pay the amount of such Additional Expense as provided in
Section 2.2(c) subject to later adjustment and credit if such dispute is resolved in favor of the Seller and the Underwriters.



     Section 2.3. Condition to Payments. The Seller's and the Underwriters' obligations under Sections 2.1 and 2.2 shall be subject to the condition that the Securities that are deliverable under the Underwriting Agreement at the First Time of Delivery shall have been issued and paid for at the First Time of Delivery.

                                   ARTICLE III

                   CERTAIN AGREEMENTS OF THE SERVICE PROVIDER

     Section 3.1. Statements and Reports.

     (a) The Service Provider shall


               (i) collect and safekeep all demands, bills, invoices or other written communications received from third parties in connection with any Ordinary Expenses and Additional Expenses; and


               (ii) prepare and maintain adequate books and records showing all receipts and disbursements of funds in connection therewith.


     (b) The Seller and the Underwriters shall have the right to inspect and to copy, each at its own expense, all such documents, books and records at all reasonable times and from time to time during the term of this Agreement.


     Section 3.2. Trust Termination; Refund of Unused Expense Funds. In consideration of the agreements of the Seller and the Underwriters in this
Agreement:


     (a) if, at the termination of the Trust in accordance with Section 8.3 of the Trust Agreement, the aggregate amount of Ordinary Expenses incurred by the Service Provider on behalf of the Trust through the date of termination shall be less than the Up-Front Expense Amount, the Service Provider shall, promptly following the date of such termination, pay to the Seller and the Underwriters in Federal (immediately available) funds their respective proportional shares as set forth in the table in Section 2.2(a) of the amount of such excess; and



     (b) the Trust shall reimburse the Seller and the Underwriters for any payments made by the Seller under this Agreement by paying over to the Seller and the Underwriters prior to the termination of the Trust, their respective proportional shares as set forth in the table in Section 2.2(a) of any funds held by the Trust after satisfaction in full of the obligation of the Trust to pay distributions in respect of the Securities, the obligation of the Trust to distribute cash, Ordinary Shares, Marketable Securities and other property to the holders of the Securities, and satisfaction of or provision for all other obligations and liabilities of the Trust, whether present or future, contingent or otherwise, as principal or surety or otherwise.



     Section 3.3. Termination of Administration Agreement. If the Service Provider shall resign or be removed as Administrator pursuant to the Administration Agreement, the Service Provider shall promptly repay to the Seller and the Underwriters their respective proportional shares as set forth in the table in Section 2.2(a) of a ratable portion of the Up-Front Fee Amount for the period from the date of such resignation or removal to the Exchange Date, together with any unexpended portion of the Up-Front Expense Amount.



     Section 3.4. Amendments to Other Agreements. The Service Provider agrees that it will not consent to any amendment of the Administration Agreement, the Custodian Agreement or the Collateral Agreement without the prior written consent of the Seller and the Underwriters.

     Section 3.5. Payment to ChaseMellon Shareholder Services, L.L.C. The Service Provider agrees that it shall pay over to ChaseMellon Shareholder Services, L.L.C. that portion of the payments made to the Service Provider under this Agreement that is due and payable to ChaseMellon Shareholder Services, L.L.C. in connection with its role as Paying Agent for the Trust.

                                   ARTICLE IV

                                  MISCELLANEOUS

     Section 4.1. Term of Contract. This Agreement shall continue in effect until the completion of the liquidation of the Trust in accordance with Section 8.3(c) of the Trust Agreement.

     Section 4.2. No Assumption of Liability. By executing this Agreement, none of the Trustees assumes any personal liability under this Agreement.

     Section 4.3. Notices.


     (a) All notices and other communications provided for in this Agreement, unless otherwise specified, shall be in writing and shall be given at the addresses set forth in the following sentence or at such other addresses as may be designated by notice duly given in accordance with this Section 4.3 to each other party to this Agreement. Until such notice is given, (i) notices to the Seller shall be directed to it at CNET Investments II, Inc., 150 Chestnut Street, San Francisco, California 94111, Telecopier No. (415) 395-9330,
Attention: Chief Executive Officer; (ii) notices to Goldman Sachs shall be directed to it at 85 Broad Street, New York, New York 10004, Telecopier No.
(212) 357-1500, Attention: Kenneth L. Josselyn; (iii) notices to Salomon Smith Barney shall be directed to it at 388 Greenwich Street, New York, New York 10003, Telecopier No. (212) 816-7912 Attention: IBD Legal; (iv) notices to the Service Provider (for itself or for the Paying Agent) shall be directed to it at The Chase Manhattan Bank, 450 West 33rd Street, New York, New York 10001, Telecopier No. (212) 946-3638, Attention: Pledged Asset Control Services; and
(v) notices to the Trust or the Trustees shall be directed to the Trustees at 850 Library Avenue, Suite 204, Newark, Delaware 19715, Telecopier No. (302) 738-7210, Attention: Donald J. Puglisi or the applicable Trustee.


     (b) Each notice given pursuant to Section 4.3(a) shall be effective (i) if sent by certified mail (return receipt requested), 72 hours after being deposited in the United States mail, postage prepaid; (ii) if given by telex or telecopier, when such telex or telecopied notice is transmitted (with electronic confirmation of transmission or verbal confirmation of receipt); or (iii) if given by any other means, when delivered at the address specified in this
Section 4.3.

     Section 4.4. Governing Law; Severability. This Agreement shall be governed by and construed in accordance with the laws of the State of New York. To the extent permitted by law, the unenforceability or invalidity of any provision or provisions of this Agreement shall not render any other provision or provisions contained in this Agreement unenforceable or invalid.

     Section 4.5. Entire Agreement. Except as expressly set forth in this Agreement, this Agreement constitutes the entire agreement among the parties with respect to the subject matter of this Agreement and supersedes all prior agreements, understandings and negotiations, both written and oral, among the parties with respect to the subject matter of this Agreement.

     Section 4.6. Amendments; Waivers. Any provision of this Agreement may be amended or waived (either generally or in a particular instance and either retrospectively or prospectively) if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Seller, each of the Underwriters, the Service Provider and the Trust or, in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by either party in exercising any right, power or privilege under this Agreement shall operate as a waiver of such right, power or privilege nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. The rights and remedies in this Agreement provided shall be cumulative and not exclusive of any rights or remedies provided by law.

     Section 4.7. Non-Assignability. This Agreement and the rights and obligations of the parties under this Agreement may not be assigned or delegated by either party without the prior written consent of the other party, and any purported assignment without such consent shall be void.

     Section 4.8. No Third Party Rights; Successors and Assigns. This Agreement is not intended and shall not be construed to create any rights in any person other than the Seller, each of the Underwriters, the Service Provider, the Trust and their respective successors and assigns and no person shall assert any rights as third party beneficiary under this Agreement. Whenever any of the parties to this Agreement is referred to, such reference shall be deemed to include the successors and assigns of such party. All the covenants and agreements in this Agreement contained by or on behalf of the Seller, each of the Underwriters, the Service Provider, the Trust shall bind, and inure to the benefit of, their respective successors and assigns whether so expressed or not, and shall be enforceable by and inure to the benefit of the Service Provider and its successors and assigns.

     Section 4.9. Counterparts. This Agreement may be executed, acknowledged and delivered in any number of counterparts, each of which shall be an original, but all of which shall constitute a single agreement, with the same effect as if the signatures on each such counterpart were upon the same instrument.

     IN WITNESS WHEREOF, the parties have caused this Fund Expense Agreement to be duly executed and delivered as of the first date set forth above.

                                           CNET INVESTMENTS II, INC.

                                           By:
                                              ---------------------------------
                                           Name:
                                           Title:

                                           GOLDMAN, SACHS & CO.

                                           By:
                                              ---------------------------------
                                           Name:
                                           Title:


                                           SALOMON SMITH BARNEY INC.


                                           By:
                                              ---------------------------------
                                           Name:
                                           Title:

                                           THE SERVICE PROVIDER:

                                           THE CHASE MANHATTAN BANK,
                                           as Service Provider

                                           By:
                                              ---------------------------------
                                           Name:
                                           Title:

                                           THE TRUST:

                                           AMDOCS AUTOMATIC COMMON EXCHANGE
                                           SECURITY TRUST

                                           By:
                                              ---------------------------------
                                              Donald J. Puglisi,
                                              as Trustee

                                           By:
                                              ---------------------------------
                                              William R. Latham III,
                                              as Trustee

                                           By:
                                              ---------------------------------
                                              James B. O'Neill,
                                              as Trustee

                                   SCHEDULE I

                  Expenses of Organization of the Trust and the
                        Public Offering of the Securities

Up-Front Fee Amount:                                             $

Up-Front Expense Amount:

            Trustees Fees

            Wall Street Concepts Fees

            Accounting Fees

            Fidelity Bond

            Other                                                $
                                                                  ========

                    Total Up-Front Expense Amount                $
                                                                  ========



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